UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                       Date of Report - September 12, 2003
                        (Date of earliest event reported)


                           Hemispherx Biopharma, Inc.
             (Exact name of registrant as specified in its charter)



                           Delaware 0-27072 52-0845822
       (State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification
                                     Number)




                            1617 JFK Boulevard 19103
               (Address of principal executive offices) (Zip Code)


                            Area Code (215) 988-0080
                         (Registrant's telephone number

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Item 5.       Other Events

At the Company's Annual Meeting of Stockholders on September 10, 2003, stockholders approved the following:

Total shares voted: 27,003,653 out of 35,821,275 eligible to vote.

Election of Directors:

                                       For              Withheld
William A. Carter, M.D.            22,344,867          4,658,786
Richard C. Piani, Esq.             24,899,018          2,104,635
Ransom W. Etheridge, Esq.          22,942,478          4,061,175
William M. Mitchell. Ph.D., M.D.   23,903,718          3,099,935
Iraj-Eqhbal Kiani, Ph.D.           24,269,933          2,733,720

Ratification of the selection of BDO Seidman, LLP, as independent auditors of Hemispherx Biopharma, Inc. for the year ending December 31, 2003.

For: 25,033,555            Against: 1,960,625     Abstain: 9,473

     Amend the Company's Certificate of Incorporation to increase the authorized shares of common stock from 50,000,000 to 100,000,000.

For: 24,695,036            Against: 2,298,867     Abstain: 9,750